UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-13179 (Commission File Number)	31-0267900 (IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.
The information provided in Item 5.03 of this Current Report on Form 8-K regarding the amendments to the Flowserve Corporation By-Laws (the “Bylaws”) is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 14, 2010, the Board of Directors of Flowserve Corporation (the “Company”) voted to amend the Bylaws, effective May 17, 2010. The amendments adopted by the Board of Directors change the vote required to elect a given director in an uncontested election from a plurality of votes cast to a majority of votes cast in favor of or against that director and change the number of directors comprising the Board of Directors. The following summarizes the amended Bylaw provisions.
Article II, Section 5(a) of the Bylaws, which sets forth the manner in which director nominees are elected to the Board of Directors, was amended to provide that a given director nominee shall, except in a contested election, be elected by a majority of the votes cast in favor of or against such nominee by the holders of shares entitled to vote in the election. The Bylaws also provide that in a contested election, a director nominee shall be elected by a plurality of the votes cast in favor of or against such nominee by the holders of shares entitled to vote in the election. Under the Bylaws, an election is considered to be contested if, as of the record date for such meeting, there are more nominees for election than positions on the Board of Directors to be filled by election at that meeting.
Article III, Section 11 of the Bylaws, which sets forth the resignation and removal requirements for members of the Board of Directors, was amended to provide that, if in an uncontested election any incumbent director nominee does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee, the nominee shall promptly tender his or her resignation after the election. If such a resignation is tendered, the independent directors of the Board of Directors (excluding the director(s) who tenders resignation), giving due consideration to the best interests of the Company and its shareholders, will evaluate the relevant facts and circumstances and will make a decision, within 30 days after the election, on whether to accept the tendered resignation. Under the Bylaws, the Board of Directors will then promptly disclose publicly its decision whether to accept or reject the resignation and, if applicable, the reasons for rejecting the tendered resignation.
Additionally, Article III, Section 2, which sets forth the number of directors of the Company, was amended to reduce the number of directors of the Company from twelve to eleven.
The foregoing description of the amendments contained in the Bylaws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 14, 2010, the Company held its 2010 Annual Meeting of Shareholders (the “Meeting”). The number of shares present at the Meeting was 48,181,773, representing 86.33% of the shares issued and outstanding that were held on March 19, 2010, the record date for the Meeting. The following proposals were submitted to a vote of shareholders of the Company at the Meeting:
On May 14, 2010, the Company held its 2010 Annual Meeting of Shareholders (the “Meeting”). The number of shares present at the Meeting was 48,181,773, representing 86.33% of the shares issued and outstanding that were held on March 19, 2010, the record date for the Meeting. The following proposals were submitted to a vote of shareholders of the Company at the Meeting:
1. The election of five directors, with four to serve a term expiring at the 2013 annual meeting of shareholders and one to serve a term expiring at the 2012 annual meeting of shareholders.
2. The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2010.
No other matters were voted on at the Meeting.
Board of Directors Election Results
The director nominees listed below were duly elected at the Meeting pursuant to the following votes:

Director Nominee
(Term Expiring)	Votes For	Votes Withheld	Broker Non-Votes
Gayla J. Delly (2013)	43,840,642	689,841	3,651,290
Rick J. Mills (2013)	43,849,822	680,661	3,651,290
Charles M. Rampacek (2013)	43,482,554	1,047,929	3,651,290
William C. Rusnack (2013)	43,517,345	1,013,138	3,651,290
Mark A. Blinn (2012)	43,549,899	980,584	3,651,290
The foregoing totals of votes for and withheld do not include broker non-votes.
Ratification of Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP was ratified to serve as the Company’s independent registered public accounting firm for 2010 at the Meeting pursuant to the following votes:

Votes FOR:	47,694,282
Votes AGAINST:	465,657
Votes ABSTAINED:	21,834
Broker Non-Votes:	0

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Flowserve Corporation By-Laws, as amended and restated effective May 17, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: May 18, 2010	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Flowserve Corporation By-Laws, as amended and restated effective May 17, 2010.